UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New york	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Michael J. Long as Chairman, President, and Chief Executive Officer

On April 29, 2022, the Board of Directors (the “Board”) of Arrow Electronics, Inc. (the “Company”) accepted Michael J. Long’s resignation from his position as Chairman, President, and Chief Executive Officer of the Company, effective June 1, 2022. As further described below, Mr. Long will transition into the new position of Executive Chairman of the Board effective June 1, 2022.

(c) Appointment of Michael J. Long as Executive Chairman

On April 29, 2022, the Company’s Board approved the appointment of Mr. Long as Executive Chairman, effective June 1, 2022, subject to his reelection to the Board by shareholders at the Annual Meeting of Shareholders on May 11, 2022. In this position, Mr. Long remains an executive officer under Rule 16a-1(f) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and under Rule 3b-7 of the Exchange Act of the Company. Prior to this transition, Mr. Long, age 63, was appointed Chief Executive Officer and President of the Company in May 2009 and Chairman of the Board effective January 2010, and before that, he was the Company’s President and Chief Operating Officer. Mr. Long has been with the Company since 1991.

The Executive Chairman position will be a newly-created role. In this role, Mr. Long will continue to provide strategic expertise to the Board.

The selection of Mr. Long to serve as Executive Chairman was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Long and any director or executive officer of the Company, and Mr. Long has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(c) Appointment of Sean J. Kerins as President and Chief Executive Officer

On April 29, 2022, the Board approved the appointment of Sean J. Kerins as the Company’s President and Chief Executive Officer, effective June 1, 2022. Previously, Mr. Kerins, age 60, served as the Company’s Chief Operating Officer since December 2020. Prior to that, Mr. Kerins served as President of Arrow Global Enterprise Computing Solutions since June 2014, and prior to that he served as president of the North American region for that business. Before joining Arrow in 2007, Mr. Kerins spent ten years at EMC in sales and professional services roles, as well as progressively senior roles with Coopers & Lybrand Consulting, also serving as an industrial engineer with General Motors. Mr. Kerins holds a bachelor’s degree in engineering from Syracuse University and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

(d) Appointment of Sean J. Kerins as Director

On April 29, 2022, the Board of the Company agreed to appoint Mr. Kerins to the Board effective May 11, 2022, following the Annual Meeting of Shareholders held on May 11, 2022. Mr. Kerins will serve for a term continuing until the Company’s 2023 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Mr. Kerins has the prior experience described above under the subheading “(c) Appointment of Sean J. Kerins as President and Chief Executive Officer”.

The selection of Mr. Kerins to serve as President, Chief Executive Officer and Director was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Kerins and any director or executive officer of the Company, and Mr. Kerins has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.        Regulation FD Disclosure.

A copy of the press release announcing the (1) resignation of Mr. Long as Chairman, President, and Chief Executive Officer effective June 1, 2022, (2) appointment of Mr. Long as Executive Chairman effective June 1, 2022, (3) appointment of Mr. Kerins as a member of the Board effective May 11, 2022, following the Company’s Annual Meeting of Shareholders held on May 11, 2022, and (4) appointment of Mr. Kerins as President and Chief Executive Officer effective June 1, 2022, is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Arrow Electronics, Inc. dated May 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: May 2, 2022	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal Officer and Secretary